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                                                                    EXHIBIT 5.1


                                  May 21, 1999



Redback Networks
1389 Moffett Park Drive
Sunnyvale, CA 94089

               Re: Redback Networks ("Redback") Registration Statement for Offering of 7,636,474 Shares of Common Stock

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 6,295,636 shares of Common Stock under Redback's 1999 Stock Incentive Plan and Redback's 1997 Stock Plan,
(ii) 1,000,000 shares of Common Stock under Redback's 1999 Employee Stock Purchase Plan; (iii) 200,000 shares of Common Stock under the 1999 Directors' Option Plan; and (iv) 140,838 Shares Acquired Under Written Compensation Agreements with David Coleman, Steve De Golia, Joyce Gandolfi, Karen Hamerquist, Jeff Johnson, Wing Ko, Dave Lawrence, Eric Olsen, William Palter, Keith Quigley, Guna Ramireddy, David Shapiro, Lynette Souza, Nick Thille and Jay Willey. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 1999 Stock Incentive Plan, the 1997 Stock Plan, the 1999 Employee Stock Purchase Plan and the 1999 Directors' Option Plan and the Written Compensation Agreements with David Coleman, Steve De Golia, Joyce Gandolfi, Jeff Johnson, Eric Olsen, William Palter, Keith Quigley, David Shapiro, Lynette Souza, Nick Thille and Jay Willey and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Redback's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Gunderson Dettmer Stough Villeneuve
                                           Franklin & Hachigian, LLP
                                       -----------------------------------------
                                       Gunderson Dettmer Stough Villeneuve
                                       Franklin & Hachigian, LLP